Exhibit 5.1

2200 Ross Avenue, Suite 2800 • Dallas, Texas 75201-2784

Telephone: 214 855 8000 • Facsimile: 214 855 8200

July 3, 2012

Conn’s, Inc.

3295 College Street

Beaumont, Texas 77701-4611

Ladies and Gentlemen:

We have acted as counsel to Conn’s, Inc., a Delaware corporation (the “Company”), Conn Appliances, Inc., a Texas corporation (“Conn Appliances”), CAIAR, Inc., a Delaware corporation (“CAIAR”), CAI Credit Insurance Agency, Inc., a Louisiana corporation (“Credit”), CAI Holding Co., a Delaware corporation (“CAI Holding”), Conn Credit Corporation, Inc., a Texas corporation (“CCC”), Conn Lending, LLC, a Delaware limited liability company (“CLL”), and Conn Credit I, LP, a Texas limited partnership (“CCI”, and along with Conn Appliances, CAIAR, Credit, CAI Holding, CCC and CLL, the “Guarantors”) in connection with the preparation of a Registration Statement on Form S-3, as amended (the “Registration Statement”), to which this opinion is an exhibit, filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering from time to time as set forth in the Registration Statement, pursuant to Rule 415 under the Act, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of the following securities, which together shall have an aggregate offering price not to exceed $150,000,000, upon terms to be determined at the time of any offering of each: (i) debt securities of the Company (which may be co-issued by Conn Appliances) in one or more series, which may be senior or subordinated (the “Conn’s Debt Securities”), (ii) debt securities of Conn Appliances (which may be co-issued by the Company) in one or more series, which may be senior or subordinated (the “Conn Appliances Debt Securities” and, together with the Conn’s Debt Securities, the “Debt Securities”), (iii) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) that may be offered and sold by the Company (the “Primary Shares”), (iv) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (v) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (“Warrants”), (vi) rights for the purchase of Common Stock, Preferred Stock, Warrants or Debt Securities (“Rights”), (vii) stock purchase contracts obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, shares of Common Stock or Preferred Stock, at a future date or dates (“Stock Purchase Contracts”), (viii) depositary shares representing an

Austin • Beijing • Dallas • Denver • Dubai • Hong Kong • Houston • London • Los Angeles • Minneapolis

Munich • New York • Riyadh • San Antonio • St. Louis • Washington DC

Conn’s, Inc.

July 3, 2012

interest in a fractional share or multiple shares of Preferred Stock (“Depositary Shares”), (ix)(A) guarantees of the Conn’s Debt Securities by the Guarantors (other than Conn Appliances if Conn Appliances is a co-issuer of such Debt Securities), and (B) guarantees of the Conn Appliances Debt Securities by the Company (if the Company is not a co-issuer of such Debt Securities) and the Guarantors (other than Conn Appliances) (collectively, the guarantees in (ix)(A) and (ix)(B) above, the “Guarantees”), and (x) units that include any combination of the securities listed above (“Units”). The Registration Statement also relates to up to 6,835,269 shares of Common Stock (the “Secondary Shares”) that may be sold from time to time, in one or more offerings, by certain selling stockholders. In addition, the Conn’s Debt Securities, Preferred Stock and Warrants may be convertible into or exercisable for Common Stock or Preferred Stock. The Debt Securities, Common Stock, Preferred Stock, Warrants, Rights, Stock Purchase Contracts, Depositary Shares, Guarantees and Units are collectively referred to herein as the “Securities”.

The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures”), each Indenture to be entered into by the Company and/or Conn Appliances, as applicable, a financial institution to be named therein, as trustee (the “Trustee”), and, if applicable, the Company and/or one or more Guarantors as guarantors with respect to one or more such series, substantially in the forms attached as Exhibits 4.2 and 4.3, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to the Indenture pursuant to which the corresponding Debt Securities are issued.

Warrants to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Warrants”. Warrants to purchase Debt Securities are referred to herein as the “Debt Warrants”. The Stock Warrants will be issued under a stock warrant agreement (the “Stock Warrant Agreement”) between the Company and a financial institution to be determined, as stock warrant agent. The Debt Warrants will be issued under a debt warrant agreement (the “Debt Warrant Agreement”) between the Company and a financial institution to be determined, as debt warrant agent. The Stock Warrant Agreement and the Debt Warrant Agreement are collectively referred to herein as the “Warrant Agreements”.

Rights to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Rights”. Rights to purchase Debt Securities are referred to herein as the “Debt Rights”. The Stock Rights will be issued under a stock rights agent or stock rights subscription agreement (the “Stock Rights Agreement”) between the Company and a financial institution to be determined, as stock rights agent or stock rights subscription agent. The Debt Rights will be issued under a debt rights agent or debt rights subscription agreement (the “Debt Rights Agreement”) between the Company and a financial institution to be determined, as debt rights agent or debt rights subscription agent. The Stock Rights Agreement and the Debt Rights Agreement are collectively referred to herein as the “Rights Agreements”.

Conn’s, Inc.

July 3, 2012

The Stock Purchase Contracts will be issued under a stock purchase agreement (the “Stock Purchase Agreement”).

The Depositary Shares will be issued under a deposit agreement (the “Deposit Agreement”) between the Company and a financial institution to be determined, as depositary.

The Units will be issued under a unit agreement (the “Unit Agreement”).

We have examined the Registration Statement, the form of Senior Debt Securities Indenture and the form of Subordinated Debt Securities Indenture, which forms have been filed with the Commission as exhibits to the Registration Statement.

In connection with the foregoing, we also have examined originals or copies of such corporate records, as applicable, of the Company and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Guarantors and such other records, agreements, instruments and other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto (other than the Company and the Guarantors) of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(2) a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Commission describing the corresponding Securities offered thereby;

(3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as may be amended and in effect, and the corresponding Prospectus Supplement;

Conn’s, Inc.

July 3, 2012

(4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(5) the Certificate of Incorporation and Bylaws of the Company or similar governing documents of any of the Guarantors will not have been amended in any manner that would affect any legal conclusion set forth herein, and any Certificate of Designation in respect of Preferred Stock will be in conformity therewith and with applicable law;

(6) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) or any successor provision;

(7) at the time of any offering or sale of Securities, the Company will have such number of shares of Common Stock or Preferred Stock, if applicable, as set forth in such offering or sale, authorized and available for issuance;

(8) all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(9) each supplemental indenture to either Indenture pursuant to which any series of Debt Securities are issued will comply with such Indenture as theretofore supplemented and related to such series, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented and related to such series (including by such supplemental indenture);

(10) none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company and the Guarantors with the terms of such Security, will violate any applicable law or will result in the violation of any provision of any instrument or agreement then binding on the Company or any Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor;

(11) the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Holders”) of a certificate for such Security or the receipt by an applicable depositary, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a certified receipt or other writing then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the “Board”) and the board of directors (or equivalent governing body) of each applicable Guarantor and the Registration Statement, as may be amended and in effect (including the Prospectus and the applicable Prospectus Supplement); and

Conn’s, Inc.

July 3, 2012

(12) for all purposes of our opinions herein expressed at all times material thereto there will be a single institution acting as Trustee for the holders of Debt Securities outstanding under the Senior Debt Securities Indenture, or the Subordinated Debt Securities Indenture, as the case may be.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

(i) With respect to the authorized but unissued Primary Shares, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of such Primary Shares, the terms of the offering thereof and related matters and (b) the due issuance and delivery of such Primary Shares, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Primary Shares will be legally issued, fully paid and nonassessable.

(ii) With respect to the authorized but unissued Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, the terms of the offering thereof and related matters, (b) the due filing with the Office of the Secretary of State of Delaware of the corresponding Certificate of Designation for the particular series of Preferred Stock to be issued and (c) the due issuance and delivery of such series of the Preferred Stock, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such shares of the Preferred Stock will be legally issued, fully paid and nonassessable.

(iii) With respect to any series of Debt Securities to be issued under the Senior Debt Securities Indenture, assuming (a) the Senior Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and/or Conn Appliances, as applicable, and validly executed, delivered and authenticated by the Trustee, (b) the Senior Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company and/or Conn Appliances, as applicable, has taken all necessary corporate action to approve the Senior Debt Securities Indenture, and the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement approved by the Board and/or the Board of Directors of Conn Appliances, as applicable, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and constitute binding obligations of the Company and/or Conn Appliances, as applicable.

Conn’s, Inc.

July 3, 2012

(iv) With respect to any series of Debt Securities to be issued under the Subordinated Debt Securities Indenture, assuming (a) the Subordinated Debt Securities Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and/or Conn Appliances, as applicable, and validly executed, delivered and authenticated by the Trustee, (b) the Subordinated Debt Securities Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company and/or Conn Appliances, as applicable, has taken all necessary corporate action to approve the Subordinated Debt Securities Indenture, and the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Debt Securities Indenture (as then supplemented and applicable) and the applicable definitive purchase, underwriting or similar agreement approved by the Board and/or the Board of Directors of Conn Appliances, as applicable, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and constitute binding obligations of the Company and/or Conn Appliances, as applicable.

(v) With respect to the Guarantees, assuming (a) the taking of all necessary action by the board of directors (or equivalent governing body) of each Guarantor (and the Company, if applicable) that is a party thereto to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (b) the due execution, issuance and delivery of the Guarantees for fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors (or equivalent governing body) of each Guarantor (and the Company, if applicable) and otherwise in accordance with the applicable Indenture and (c) Credit (i) has been duly incorporated and is a validly existing corporation, (ii) has the corporate power and authority to execute and deliver the Indentures, and (iii) has taken all required steps to authorize entering into the Indentures under the law of the State of Louisiana, such Guarantees will be legally issued and constitute binding obligations of the applicable Guarantor (and the Company, if applicable).

(vi) With respect to the Warrants, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Warrants, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Warrant Agreement, such Warrants will be legally issued and constitute binding obligations of the Company under applicable state law governing the Warrant Agreement.

Conn’s, Inc.

July 3, 2012

(vii) With respect to the Rights, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Rights, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Rights, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Rights Agreement, such Rights will be legally issued and constitute binding obligations of the Company under applicable state law governing the Rights Agreement.

(viii) With respect to the Stock Purchase Contracts, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Stock Purchase Agreement, such Stock Purchase Contracts will be legally issued and constitute binding obligations of the Company under applicable state law governing the Stock Purchase Agreement.

(ix) With respect to the Depositary Shares, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Depositary Shares, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Deposit Agreement, such Depositary Shares will be legally issued and constitute binding obligations of the Company under applicable state law governing the Deposit Agreement.

(x) With respect to the Units, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Units, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Unit Agreement, such Units will be legally issued and constitute binding obligations of the Company under applicable state law governing the Unit Agreement.

(xi) With respect to the Secondary Shares, such Secondary Shares have been legally issued, fully paid and nonassessable.

The foregoing opinions are subject to the following:

(a) The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and

Conn’s, Inc.

July 3, 2012

remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (iv) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

(b) In rendering the foregoing opinions, we express no opinion as to the legality, validity, enforceability or binding effect of provisions of each of the referenced agreements relating to indemnities and rights of contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

(c) We express no opinion as to any provision that (i) relates to severability or separability or (ii) purports to require all amendments, supplements or waivers to be in writing.

(d) With respect to Section 7.06(a) of each of the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture, we express no opinion with respect to the enforceability of such section should limitations on the compensation of trustees be enacted in the future. With respect to Section 12.01 of each of the Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture, we express no opinion as to the enforceability of any of the provisions contained therein to the extent that any such provisions purport to waive liability for violations of securities laws.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Indenture, each supplemental indenture, each Certificate of Designation in respect of Preferred Stock, each Warrant Agreement to be used in connection with an issuance of Warrants, each Right Agreement to be used in connection with an issuance of Rights, each Stock Purchase Agreement to be used in connection with an issuance of Stock Purchase Contracts, each Deposit Agreement to be used in connection with an issuance of Depositary Shares, and each Unit Agreement to be used in connection with an issuance of Units, and at the time of the issuance and delivery of each Security, (a) the Company and each Guarantor (as applicable) will be validly existing in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, supplemental indenture, Certificate of Designation, Warrant Agreement, Rights Agreement, Stock Purchase Agreement, Deposit Agreement, Unit Agreement, or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact

Conn’s, Inc.

July 3, 2012

or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Texas and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to Credit, we have relied upon an opinion of McGlinchey Stafford PLLC regarding: (i) that Credit has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana; (ii) that Credit has full corporate power and authority to enter into the Indentures and Guarantees; and (iii) no consent, approval, authorization or order of any court or governmental agency or body of Louisiana is required to authorize, or is required for the execution and delivery of, the Indentures or Guarantees by Credit.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect thereto under the caption “Legal Matters” in the Prospectus included as part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

FULBRIGHT & JAWORSKI L.L.P.